Exhibit 99.5

STOCK ORDER FORM	For Internal Use Only
SEND OVERNIGHT PACKAGES TO: Performance Trust Capital Partners Stock Information Center 500 W. Madison St., Suite 450 Chicago, Illinois 60661 (312) 521-1600	Batch # Order # Priority Date

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 4:00 p.m., Central Time, on December 19, 2024. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by (1) overnight delivery to the address indicated to the left for this purpose; (2) in-person delivery to Security Bank’s main office, located at 510 E. Monroe, Springfield, Illinois; or (3) regular mail using the stock order reply envelope provided. In-person delivery of stock order forms will be accepted only at Security Banks main office. Faxes or copies of this form may not be accepted. Security Bank reserves the right to reject improperly completed stock order forms.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	PRICE PER SHARE	(2) TOTAL PAYMENT DUE

	× $10.00 =	$

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 15,000 ($150,000). See Stock Order Form Instructions for more information regarding maximum number of shares.
(3) METHOD OF PAYMENT – CASH, CHECK OR MONEY ORDER
Enclosed is cash, a personal check, bank check or money order made payable to Security Midwest Bancorp, Inc. in the amount of:		$

Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt.

(4) METHOD OF PAYMENT – ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Security Bank savings or certificate of deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds for withdrawal must be in the listed account(s) when this form is received. DO NOT LIST CHECKING ACCOUNTS OR IRAS BELOW.

For Internal Use Only	Savings or Certificate of Deposit Account Number	Withdrawal Amount(s)
$
$
$
	Total Withdrawal Amount	$

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check ONLY the first box that applies to the purchaser(s) listed in Section 9.
a.	Depositors of Security Bank with aggregate balances of at least $50 at the close of business on July 31, 2023
b.	Depositors of Security Bank with aggregate balances of at least $50 at the close of business on September 30, 2024

c.	Depositorsof Security Bank at the close of business on November 12, 2024

d.	Employees,Officers and Directors of Security Bank
Community Offering. If none of the above apply to the purchaser(s) listed in Section 9, check the appropriate box below:

e.	You residein Sangamon County, Illinois.

f.	You are placingan order in the Community Offering, but (e) above does not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under “Purchaser Information,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Name(s) on Account	Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a Security Bank or Security Midwest Bancorp, Inc.

Director Officer Employee Immediate family member living with a director, officer, or employee

(7) MAXIMUM PURCHASER IDENTIFICATION

Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitations are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT – List below all other orders submitted by you or your associates or by persons acting in concert with you. (See reverse side for definitions)

Name(s) listed in Section 9 on other Stock Order Forms	Number of Shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of Shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your ownership statement, and will be used for all communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of others whose names are not also listed on your qualifying accounts. See Stock Order Form Instructions for further guidance. Provide your email address below if you would like to receive your ownership statement by email in addition to regular mail.

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)
Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

Name				Reporting SSN/Tax ID No.
Name				Secondary SSN/Tax ID No.
Address				Phone #
City	State	Zip	County	Email

(10) ACKNOWLEDGMENT, CERTIFICATION AND SIGNATURE(S)
I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 4:00 p.m., Central Time, on December 19, 2024 otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term Associate when used to indicate a relationship with any person means:

(1)	any corporation or organization (other than Security Midwest Bancorp, Inc., Security Bank or a majority-owned subsidiary of either of such parties) if the person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization,
(2)	any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes of the plan of conversion relating to subscriptions in the offering, a person who has a substantial beneficial interest in any non-tax-qualified employee stock benefit plan or any tax-qualified employee stock benefit plan, or who is a trustee or fiduciary of such plan, is not an Associate of such plan, and except that, for purposes of aggregating total shares that may be held by officers and directors the term “Associate” does not include any tax-qualified employee stock benefit plan, and
(3)	any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or officer of Security Bank or Security Midwest Bancorp, Inc., or any of their parents or subsidiaries.

Acting in Concert – The term Acting in Concert means:

Knowing participation in a joint activity or interdependent conscious parallel action toward a common goal whether pursuant to an express agreement, or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; a person or company that acts in concert with another person (other party) shall also be considered to be acting in concert with any person who is also acting in concert with that other party, except that any employee stock benefit plan will not be considered to be acting in concert with its trustee or a person who serves in a similar capacity solely to determine whether stock held by the trustee and stock held by the plan will be aggregated.

A person or company that acts in concert with another person (“other party”) shall also be deemed to be acting in concert with any person who is also acting in concert with that other party, except that any employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely to determine whether stock held by the trustee and stock held by the plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having joint accounts, the same address, or exercising subscription rights through qualifying accounts registered to the same address at any of the eligibility dates will be assumed to be associates of, and acting in concert with, each other.

Please see the Prospectus section entitled “The Conversion and Offering — Limitations on Common Stock Purchases” for more information on purchase limitations.

(10) ACKNOWLEDGMENT, CERTIFICATION, AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Security Midwest Bancorp, Inc., this Stock Order Form may not be modified or canceled without Security Midwest Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I further certify that, before subscribing for shares of the common stock of Security Midwest Bancorp, Inc., I received the Prospectus dated November 12, 2024. I acknowledge that my order does not conflict with the overall purchase limitation of 30,000 shares in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Conversion and the Prospectus dated November 12, 2024.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that this security is Federally insured or guaranteed, or is as safe as an insured deposit, you should call the FDIC.

While not required, we encourage you to read the Prospectus dated November 12, 2024, including disclosure concerning the nature of the security being offered and the risks involved in the investment, in the “Risk Factors” section, beginning on page 18. Risks include, but are not limited to the following:

Risks Related to Our Cannabis Banking Operations

1.

We provide banking services to cannabis-related businesses and the strict enforcement of federal laws regarding cannabis would likely result in our inability to continue this line of business and we could have legal action taken against us by the federal government.

2.

A significant amount of our income is derived from fee income from deposit accounts of cannabis-related businesses; a change in the federal government’s enforcement position regarding cannabis could adversely impact our financial condition and results of operations.

3.	The cannabis industry is relatively new, highly competitive and, in some instances, strongly opposed.

4.

A significant amount of our deposits are held by one customer. A material reduction in the customer’s deposit balance could restrict future growth and adversely affect our financial condition and results of operations.

Risks Related to the Multiple Employer Defined Benefit Pension Plan in Which we Participate

5.	The cost of a withdrawal from the multiple-employer defined benefit pension plan in which we participate may be greater than estimated.

Risks Related to our Lending Activities

6.	We intend to increase the origination of commercial real estate loans. These loans involve credit risks that could adversely affect our financial condition and results of operations.

7.

We intend to increase the origination of commercial and industrial loans secured primarily by accounts receivable, as well as inventory, equipment or other business assets, the deterioration in value of which could increase the potential for future losses.

8.	Our emphasis on real estate loans exposes us to lending risks.

9.	The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in our local market area.

10.	If our allowance for credit losses is not sufficient to cover actual loan losses, our earnings could decrease.

11.

Uncertainties associated with increased commercial loan originations may result in errors in judging collectability, which may lead to additional provisions for credit losses or charge-offs, which would negatively affect our operations.

12.	The level of our commercial real estate loan portfolio may subject us to additional regulatory scrutiny.

13.	Our business may be adversely affected by credit risk associated with residential property.

14.	The foreclosure process may adversely impact our recoveries on non-performing loans

15.	We are subject to environmental liability risk associated with lending activities or properties we own.

Risks Related to Market Interest Rates

16.	Future changes in interest rates could negatively affect our operating results and asset values.

Risks Related to our Business Strategy

17.

Our business strategy includes loan growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

18.	A significant percentage of our assets is invested in securities and cash and cash equivalents, which typically has a lower yield than our loan portfolio.

19.

We depend on our management team and other key personnel to implement our business strategy and execute successful operations and we could be harmed by the loss of their services or the inability to hire additional personnel.

Risks Related to Competitive Matters

20.	Strong competition within our market areas may limit our growth and profitability.

21.	Our smaller size may make it more difficult for us to compete.

Risks Related to Laws and Regulations

22.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

23.	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

24.	We are subject to stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

25.	The Federal Reserve Board may require us to commit capital resources to support Security Bank, and we may not have sufficient access to such capital resources.

26.

We may be required to raise additional capital in the future, but that capital may not be available when it is needed, or it may only be available on unacceptable terms, which could adversely affect our financial condition and results of operations.

27.	Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.

28.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

29.

We qualify as a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors.

Risks Related to Economic Conditions

30.	Inflation can have an adverse impact on our business and on our customers.

31.

We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations.

32.

A worsening of economic conditions could reduce demand for our products and services and/or increase our level of non-performing loans, which could adversely affect our financial condition and results of operations.

Risks Related to Operational Matters

33.	We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

34.	Our board of directors relies to a large degree on management and outside consultants in overseeing cybersecurity risk management.

35.	We rely on third-party vendors, which could expose us to additional cybersecurity risks.

36.	We may be subject to risks and losses resulting from fraudulent activities that could adversely impact our financial performance and results of operations.

37.	The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

38.

Our funding sources may prove insufficient to replace deposits at maturity and support our future growth. A lack of liquidity could adversely affect our financial condition and results of operations and result in regulatory limits being placed on us.

39.	Recently we have held larger levels of certificates of deposit, which has significantly increased our cost of funds and could continue to do so in the future.

Risks Related to Accounting Matters

40.	Changes in accounting standards could affect reported earnings.

41.	Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

Other Risks Related to Our Business

42.	Legal and regulatory proceedings and related matters could adversely affect us.

43.	Societal responses to climate change could adversely affect our business and performance, including indirectly through impacts on our customers.

44.	We are a community bank and our ability to maintain our reputation is critical to the success of our business, and the failure to do so may materially adversely affect our performance.

45.	The State of Illinois continues to experience significant financial difficulties, and this could adversely impact certain borrowers and the economic vitality of the State

46.	Severe weather, natural disasters and other external events could significantly affect our operations and results.

Risks Related to the Offering

47.	The future price of our common stock may be less than the purchase price in the stock offering.

48.

We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

49.	There will be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

50.

The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.

51.	You may not receive dividends on our common stock.

52.	Our stock-based benefit plans will increase our expenses, which will reduce our net income.

53.	The implementation of stock-based benefit plans is likely to dilute your ownership interest.

54.

We have not determined the timing of the adoption of stock-based benefit plans following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs and the dilution to our stockholders.

55.	Various factors may make takeover attempts more difficult to achieve.

56.	A significant percentage of our common stock will be held by our directors and executive officers and benefit plans.

57.	Our stock value may be negatively affected by federal regulations that restrict takeovers.

58.	We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community.

59.

Our articles of incorporation provide that, subject to limited exceptions, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

60.	You may not revoke your decision to purchase Security Midwest Bancorp common stock in the subscription or community offerings after you send us your order.

61.	The distribution of subscription rights could have adverse income tax consequences.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

SECURITY MIDWEST BANCORP, INC.

STOCK INFORMATION CENTER: (312) 521-1600

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person, entity or group of persons through a single account is 15,000 shares ($150,000). Further, no person or entity together with any associate or group of persons acting in concert may purchase more than 30,000 shares ($300,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Cash, Check or Money Order. Payment may be made by including with this form cash (in-person delivery only), a personal check, bank check or money order made payable directly to Security Midwest Bancorp, Inc. Checks will be deposited upon receipt. Funds remitted by personal check must be available when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.50% per annum from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit a Security Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Account Withdrawal. Payment may be made by authorizing a withdrawal from your Security Bank savings or certificate of deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available when this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Security Bank certificate of deposit account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate withdrawal from an IRA or other retirement account. For guidance on using retirement accounts, whether held at Security Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the December 19, 2024 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares – Using Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the first box that applies to the purchaser(s) listed in Section 9 of this form. Several purchase priorities in the Subscription Offering refer to depositor eligibility dates. If you check box (a), (b), or (c), please list all Security Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If ordering shares for a minor, list only the minor’s eligible accounts. If ordering shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription.

See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription Offering.

Section (6) – Management. Check the box if you are a Security Bank or Security Midwest Bancorp, Inc. director, officer or employee, or a member of their immediate family who live in the same house. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box may result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you also may not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. When placing an order in the Subscription Offering, you may not add the names of others whose names are not also listed on your qualifying deposit accounts. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing a phone number and email address are important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS. If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

(over)

SECURITY MIDWEST BANCORP, INC.

STOCK INFORMATION CENTER: (312) 521-1600

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Designating Beneficiaries. Multiple beneficiaries may not be named on stock registrations. However, you may specify a single person as a Transfer on Death (“TOD”) recipient. To designate such a person, include the person’s full name preceded by TOD, for example, “TOD John A Smith”.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at Security Bank at the close of business on one of the dates identified in section 5 of the stock order form or be an officer, director or employee of Security Bank.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Security Bank at the close of business on one of the dates identified in section 5 of the stock order form or be an officer, director or employee of Security Bank.

Joint Tenants (with rights of survivorship) – Is used to identify two or more owners where, upon the death of one co-tenant, ownership will pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – Is used to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Security Bank at the close of business on one of the dates identified in section 5 of the stock order form. Include only the minor’s Tax ID number, for tax reporting purposes.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the Maryland Uniform Transfer to Minors Act should be registered as John Smith CUST Susan Smith UTMA-IL (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Security Bank at the close of business on one of the dates identified in section 5 of the stock order form or be an officer, director or employee of Security Bank.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Security Bank at the close of business on one of the dates identified in section 5 of the stock order form or be an officer, director or employee of Security Bank.

Buying Stock in a Self-Directed IRA – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST. On the second name line, indicate the name of the beneficial owner and type of retirement account (for example, “FBO John Smith IRA”). You can indicate an account number or other underlying information, and should use the custodian firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the custodian’s Tax ID Number for tax reporting purposes. Also provide the Social Security Number of the beneficial owner of the IRA where indicated.

Section (10) – Acknowledgment, Certification and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. If anyone asserts that this security is Federally insured or guaranteed, or is as safe as an insured deposit, you should call the Federal Deposit Insurance Corporation.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 4:00 p.m., Central Time, on December 19, 2024. Stock Order Forms can be delivered by overnight delivery to the Stock Information Center address provided on the Stock Order Form, by in-person delivery to Security Bank’s main office, located at 510 E. Monroe, Springfield, Illinois, or by using the enclosed Stock Order Reply Envelope. In-person delivery of stock order forms will be accepted only at Security Bank’s main office. Do not deliver this form in-person to any other location. Do not mail Stock Order Forms to Security Bank offices. Faxes or copies of this form may not be accepted. Security Midwest Bancorp, Inc. reserves the right to reject improperly completed stock order forms.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, at (312) 521-1600, from 9:00 a.m. to 4:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

SECURITY BANK Please vote by marking one of the boxes as shown. 1. The approval of the Plan of Conversion, as described in more detail in the accompanying proxy statement.		REVOCABLE PROXY CONTROL NUMBER
FOR	AGAINST

The undersigned acknowledges receipt, before the execution of this proxy, of the Notice of Special Meeting of Members, Security Bank’s proxy statement for the Special Meeting of Members, and Security Midwest Bancorp, Inc.’s prospectus.

Signature Date

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN, AND RETURN ALL CARDS IN THE ENCLOSED PROXY RETURN ENVELOPE. NONE ARE DUPLICATES.

 DETACH HERE

WHAT Am I Voting For?

We are counting on you to cast your vote “FOR” the approval of the Plan of Conversion.

WHY Vote?

Because your vote makes a difference. As a valued customer, your vote is important to us. The proposal requires the approval of our members. Your vote “FOR” approval of the Plan of Conversion will help us support our future growth and enhance our capital position. We value your relationship and continued support of Security Bank and are asking you to help us meet our goal by voting today.

HOW Do I Vote?

1 of 3 ways. Please have your control number(s) ready when voting by phone or Internet.

PROXY VOTING INSTRUCTIONS

By Mail RETURN ENVELOPE	By Phone (844) 254-8899	By Internet SBSB.LaurelHill.com or scan QR code with mobile device
PROXY CARDS CAN BE RETURNED IN ONE ENVELOPE.	IF YOU VOTE BY PHONE OR INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY BY MAIL.

THANK YOU For Your Vote.

If you have more than one account, you may receive more than one proxy card depending on the ownership structure of your accounts. Please support us and vote all proxy cards received.

SECURITY BANK	REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SECURITY BANK

SPECIAL MEETING OF MEMBERS TO BE HELD ON DECEMBER 20, 2024

The undersigned hereby appoints the full Board of directors of Security Bank, with full powers of substitution, to act as attorney and proxy for the undersigned to cast such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the “Special Meeting”) to be held on December 20, 2024 at the main office of Security Bank, 510 E. Monroe, Springfield, Illinois, at 11:00 a.m. Central Time, and at any and all adjournments or postponements thereof, as follows, in accordance with the instructions on the reverse side hereof:

1.  The approval of a plan of conversion (the “Plan of Conversion”), whereby Security Bank will convert from a mutual savings bank to a stock savings bank and become the wholly-owned subsidiary of a new stock holding company to be known as Security Midwest Bancorp, Inc. (“Security Midwest Bancorp”) and Security Midwest Bancorp will offer for sale shares of its common stock in a stock offering, as described in more detail in the accompanying proxy statement; and

Such other business as may properly come before the Special Meeting or any adjournment thereof (Note: Security Bank’s Board of Directors is not aware of any other business to come before the Special Meeting.).

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote during the Special Meeting, or at any adjournments, and notifies the Secretary of Security Bank at the Special Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED “FOR” THE PROPOSAL STATED ABOVE.

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION.

(Continued on reverse side)

DETACH HERE

WHY Convert?

The plan of conversion will provide us with access to additional capital, which will provide us the financial strength to better serve our customers and support our future growth and expansion.

WHAT Will NOT Change?

The conversion is an internal change to our corporate structure and will have no effect on the staffing, products or services we offer to our customers. Voting will not affect your deposit accounts or loans. Deposit accounts will continue to be federally insured up to the maximum legal limits, without interuption.

We appreciate your vote and your continued support of Security Bank.

Please support us and vote all proxy cards received.